ENVIRONMENTAL OIL
PROCESSING TECHNOLOGY, INC.


*****REPEATING AND CORRECTING*****
              PLEASE NOTE CORRECTIONS (IN BOLD) IN FIRST PARAGRAPH

FOR IMMEDIATE RELEASE:     December 12, 2002


CONTACT:   N. Tod Tripple                               Madeleine Franco
           Environmental Oil Processing                 Jordan Richard Assoc.
           Technology Corporation                       801-463-0305
           208-463-0063                                 ir@jordanrichard.com
           fax 208-463-7601
                  tripple@environmentaloil.com


    ENVIRONMENTAL OIL PROCESSING TECHNOLOGY CORPORATION FILES FOR PROTECTION
                    UNDER CHAPTER 11 OF U.S. BANKRUPTCY CODE

    Company prepares to file Plan of Reorganization as soon as practicable.

NAMPA, IDAHO--Environmental Oil Processing Technology Corporation (the "Corporation"; OTC "EVOP") announced today that on December 6, 2002, the company filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court, District of Idaho (Case No. 02-04054). Additionally, on December 9, 2002, the corporation filed similarly on behalf of its wholly owned operating subsidiary, Environmental Oil Processing Technology, Inc. In the petitition the corporation listed its address as 2801 Brandt Avenue, Nampa, ID 83687 and named William Lyman Belnap, of the firm of Belnap & Curtis, PLLC, 1401 Shoreline Drive, Suite 2, P.O. Box 7685, Boise, ID 83707 (phone 208-345-3333; fax 208-345-4461) as its attorney in the proceeding.

The petition indicated total assets of $12,266,286 and total indebtedness of $13,822,120 and listed the following business entities as subsidiaries or DBAs used within the last six years: TMI Holding Corporation; Environmental Oil Services, Inc.; Environmental Oil Processing Technology, Inc; EOPT Refining of Nevada, Inc.; EOPT Power Group of Nevada, Inc.; EOPT Oil Recovery, Inc.; and EOPT ProTech, Inc. EVOP, which had 73,220,116 shares of common stock outstanding at the time of the filing, intends to file a Plan or Reorganization with the Court as soon as practicable.

ENVIRONMENTAL OIL PROCESSING TECHNOLOGY CORPORATION, with its headquarters in Nampa, Idaho, has developed a process and facilities, which minimize waste oil disposal, as it is known today. The company's plant utilizes proven technology to convert waste oil into environmentally friendly products such as naphtha (gasoline), #2 diesel, residuum, burner fuel and cogeneration. For more information, visit the company's web site at www.environmentaloil.com.

NOTE: Statements in this release that are not strictly historical are forward-looking statements. The Company makes these statements based on information available to it as of the date of this new release and it assumes no responsibility to update or revise such forward-looking statements. Editors and investors are cautioned that such forward-looking statements involve risk and uncertainties that may cause the Company's actual results to differ materially from such forward-looking statements.
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